UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2006

THERETIREMENTSOLUTION.COM, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27019	87-0369205
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

337 N. Marwood Avenue, Fullerton CA 92832
(Address of principal executive offices) (zip code)

714-322-2263
(Registrant's telephone number, including area code)

Copies to:
Andrea Cataneo, Esq.
Yoel Goldfeder, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Form 8-K/A is being filed as an amendment to the Form 8-K that was filed by TheRetirementSolution.com, Inc., related to events that occurred on January 23, 2007. The only portion of such Form 8-K being amended is to provide additional disclosure regarding Nicholas S. Maturo, the recently appointed Chief Executive Officer and Chairman of the Board.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 18, 2007, TheRetirementSolution.com, Inc. (the “Company”) accepted the resignation of Mr. Ron Firmin as Executive Vice President of the Company.

On January 23, 2007, William Kosoff resigned as Chief Executive Officer of the Company and Chairman of the Board of Directors Mr. Kosoff has been appointed as President and will remain as Chief Financial Officer and as a member of the Board of Directors. Subsequent to the resignation of Mr. Kosoff, the Company entered into an Employment Agreement to hire Nicholas S. Maturo to serve as the Chief Executive Officer of the Company, and he was subsequently appointed as Chairman of the Board of Directors to fill a vacancy. Pursuant to the terms of the Employment Agreement, Mr. Maturo will serve as Chief Executive Officer for three years and will receive a base salary of $225,000 per year. In addition, Mr. Maturo will be eligible to receive incentive bonuses, as determined by the Board of Directors, and any other employee benefits provided by the Company.

From September 2005 until December 2006 Mr. Maturo was the Chief Executive Officer of EduTrades, Inc., a company that provides educational and training courses for students interested in learning about investing in the stock market and in other financial instruments. From September 2002 until December 2006 Mr. Maturo worked for Whitney Information Network, Inc., the parent of EduTrades, Inc. as its Chief Operating Officer and then its President. From 1981 to 2000, Mr. Maturo held a number of executive positions with Kraft Foods and was Chief Information Officer when he left Kraft. Mr. Maturo earned a Bachelor of Commerce degree in finance and economics from McGill University and also completed the Executive General Management Program at McGill University.  It was recently announced that several law firms have filed class action lawsuits on behalf of shareholders of Whitney Information Network, Inc. alleging that Whitney Information Network and several of its officers violated the securities laws by providing the public with false and misleading statements. Mr. Maturo, as the former Chief Operating Officer of Whitney Information Network, has been named as a party to such lawsuits. The Company has been informed that Whitney Information Network will be vigorously defending itself, its officers and former officers and intends to indemnify Mr. Maturo for all related costs and damages.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1
Employment Agreement, dated as of January 23, 2007, between TheRetirementSolution.com, Inc. and Nicholas S. Maturo (incorporated by reference to the exhibit to Registrant’s Form 8-K filed on January 24, 2007).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERETIREMENTSOLUTION.COM, INC.

Dated: February 5, 2007	By:	/s/ William Kosoff
William Kosoff
Chief Financial Officer